Exhibit 99.2

Third Quarter 2021 Earnings Presentation

Forward looking statements 2 When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as “will,” “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “could,” “would,” “may,” the negative of these words or similar expressions, are intended to identify “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions . These forward - looking statements include information about possible or assumed future results with respect to our business, financial condition, liquidity, results of operations, plans and objectives . Statements regarding the following subjects, among others, may be forward - looking : risks related to the COVID - 19 pandemic, including the pandemic’s effect on the general economy and our business, financial position and results of operations (including, among other potential effects, increased delinquencies and greater than expected losses in our whole loan portfolio) ; changes in interest rates and the market (i . e . , fair) value of MFA’s residential whole loans, MBS and other assets ; changes in the prepayment rates on residential mortgage assets, an increase of which could result in a reduction of the yield on certain investments in MFA’s portfolio and could require MFA to reinvest the proceeds received by it as a result of such prepayments in investments with lower coupons, while a decrease in which could result in an increase in the interest rate duration of certain investments in MFA’s portfolio making their valuation more sensitive to changes in interest rates and could result in lower forecasted cash flows ; credit risks underlying MFA’s assets, including changes in the default rates and management’s assumptions regarding default rates on the mortgage loans in MFA’s residential whole loan portfolio ; MFA’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowings ; implementation of or changes in government regulations or programs affecting MFA’s business ; MFA’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by MFA to accrete the market discount on residential whole loans and the extent of prepayments, realized losses and changes in the composition of MFA’s residential whole loan portfolios that may occur during the applicable tax period, including gain or loss on any MBS disposals and whole loan modifications, foreclosures and liquidations ; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of MFA’s Board and will depend on, among other things, MFA’s taxable income, its financial results and overall financial condition and liquidity, maintenance of its REIT qualification and such other factors as MFA’s Board deems relevant ; MFA’s ability to maintain its qualification as a REIT for federal income tax purposes ; MFA’s ability to maintain its exemption from registration under the Investment Company Act of 1940 , as amended (or the “Investment Company Act”), including statements regarding the concept release issued by the Securities and Exchange Commission (“SEC”) relating to interpretive issues under the Investment Company Act with respect to the status under the Investment Company Act of certain companies that are engaged in the business of acquiring mortgages and mortgage - related interests ; MFA’s ability to continue growing its residential whole loan portfolio, which is dependent on, among other things, the supply of loans offered for sale in the market ; expected returns on MFA’s investments in nonperforming residential whole loans (“NPLs”), which are affected by, among other things, the length of time required to foreclose upon, sell, liquidate or otherwise reach a resolution of the property underlying the NPL, home price values, amounts advanced to carry the asset (e . g . , taxes, insurance, maintenance expenses, etc . on the underlying property) and the amount ultimately realized upon resolution of the asset ; targeted or expected returns on MFA’s investments in recently - originated loans, the performance of which is, similar to MFA’s other mortgage loan investments, subject to, among other things, differences in prepayment risk, credit risk and financing cost associated with such investments ; risks associated with MFA’s investments in MSR - related assets, including servicing, regulatory and economic risks, risks associated with our investments in loan originators, risks associated with investing in real estate assets, including changes in business conditions and the general economy and risks associated with the integration and ongoing operation of Lima One Holdings, LLC (including, without limitation, unanticipated expenditures relating to or liabilities arising from the transaction and/or the inability to obtain, or delays in obtaining, expected benefits (including expected growth in loan origination volumes) from the transaction) . These and other risks, uncertainties and factors, including those described in the annual, quarterly and current reports that MFA files with the SEC, could cause MFA’s actual results to differ materially from those projected in any forward - looking statements it makes . All forward - looking statements are based on beliefs, assumptions and expectations of MFA’s future performance, taking into account all information currently available . Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date on which they are made . New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA . Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward - looking statements, whether as a result of new information, future events or otherwise .

Executive summary 3 • Q 3 2021 financial results • Integration of Lima One • Continued execution of securitizations • Corporate responsibility

2021 third quarter financial results 4 • GAAP earnings of $ 124 . 3 million or $ 0 . 28 per basic common share • Includes gains of $ 43 . 9 million or $ 0 . 10 per share related to Lima One acquisition • Net interest income on residential whole loans increased by 15 % from $ 48 million to $ 55 million • Paid $ 0 . 10 dividend to common shareholders on October 29 , 2021 • Book value growth • GAAP book value up $ 0 . 17 , or 3 . 7% , to $ 4 . 82 per common share • Economic book value (EBV) up $ 0 . 15 , or 2 . 9% , to $ 5 . 27 per common share • Economic return of 5 . 8% (GAAP) and 4 . 9% (EBV) for third quarter • Leverage ratio of 2 . 2 : 1 as of September 30 , 2021

2021 third quarter financial results (cont’d) • Asset acquisitions of $ 2 . 0 billion of loans in third quarter • Highest quarterly loan purchase volume in MFA’s history • Loan portfolio increased by $ 1 . 5 billion to $ 7 billion after portfolio runoff • MFA’s loan portfolio has grown by 33 % in 2021 from $ 5 . 3 billion at 12 / 31 / 20 • Loan purchases include $ 820 million of Agency eligible investor loans, $ 695 million of Non - QM loans and $ 485 million of business purpose loans • Net interest income increased 5 % to $ 61 . 8 million for Q 3 vs Q 2 • Took advantage of strong housing market to liquidate REO properties • Sold $ 45 million of REO properties for a net gain of $ 7 . 3 million • REO portfolio is $ 179 million as of 9 / 30 / 21 5

6 • Record quarter for asset acquisitions, with net loan portfolio growth of $1.5 billion: • $2.0 billion loan purchases • $820 million Agency Eligible Investor loans, $695 million Non - QM, and $485 million BPLs • At 9/30/21, 54% of our asset backed financing arrangements are on non mark - to - market terms • Total weighted average financing cost at 9/30/21 of 2.2% versus 2.3% at 6/30/21. Securitizations continue to lower borrowing costs with termed - out non - recourse and non - mark - to market debt. Amounts in the pie charts are in billions as of 9/30/21 (1) Business Purpose Loans comprise $0.6 billion of Rehabilitation Loans and $0.7 billion of Single Family Rental Loans at 9/ 30/ 21. (2) The Fair Value option was elected on these loans at acquisition as they were more than 60 days delinquent. At 9/30/21, ap pro ximate ly 54% o f this portfolio was less than 60 days delinquent. (3) PCD or Purchased Credit Deteriorated loans were purchased at a discount (typically as re - performing loans) that reflected, a t least in part, the prior credit performance of underlying borrower. Investment portfolio and asset based financing composition

Integration of Lima One 7 MFA closed the purchase of Lima One, a leading nationwide originator and servicer of business purpose loans, on July 1 , 2021 . • Loans held on Lima One’s balance sheet on July 1 and all Q 3 originations now included in MFA’s portfolio at fair value • Reliable source of substantial loan production - over $ 400 million of origination in the third quarter • Lima One’s financials now consolidated in MFA’s results • Goodwill of $ 62 million and intangible assets of $ 28 million recognized at closing • Improved financing (including securitizations) and access to capital expected to enhance Lima One profitability

Securitizations 8 • MFA 2021 - NQM 2 ( $ 289 million) priced August 12 , 2021 • MFA’s fifth NQM securitization since September 2020 • $ 210 million AAA’s sold at 1 . 00 % yield • Bonds sold represent 96 % of UPB with blended cost of debt of 1 . 23% • MFA 2021 - AEINV 1 ( $ 312 million) priced October 13 , 2021 • MFA’s first Agency eligible investor loan securitization • Additional securitizations expected in Q 4 • SFR loans, Non - QM loans and Agency eligible investor loans

Corporate responsibility 9 The call for companies to address environmental, social and governance issues continues to grow . Increasingly, the investment community is taking ESG into consideration in their investment decisions . • MFA considers environmental, social and governance matters in our business operations . • We have demonstrated a commitment to our community, support environmental responsibility, governed our business with integrity and worked hard to support and enable our talented workforce . Recently, MFA added a Corporate Responsibility section to our website to highlight our efforts and policies to support these important ESG principles .

MFA FINANCIAL, INC.

Strong earnings reflects portfolio growth and impacts from Lima One acquisition

Summary Income Statement	Q3 2021 $ in mm	Q2 2021 $ in mm
Net Interest Income:		
Loans [1]	55.2	48.2
Securities [2]	9.9	14.5
Other interest earning assets and interest bearing liabilities	(3.3)	(3.7)
Net Interest Income	$ 61.8	$ 59.0
Net reversal of provision for credit losses	9.7	8.9
Net reversal of provision for credit losses	$ 9.7	$ 8.9
Other Income, net:		
Net MTM and other net gains on loans measured at fair value [1]	21.8	6.0
Purchase accounting related gain on investment in Lima One common equity	38.9	—
Impairment and other gains and losses on securities available-for-sale and other assets	10.0	—
Lima One - origination, servicing and other fee income	9.6	—
REO related net gains	6.8	4.5
Other miscellaneous net investment income	7.3	11.1
Other Income, net:	$ 94.4	$ 21.6
Operating and Other Expenses	(30.1)	(22.8)
Amortization of intangible assets	(3.3)	—
Preferred dividends	(8.2)	(8.2)
Net Income Available to Common Shareholders	$ 124.3	$ 58.5
Earnings Per Basic Common Share	$ 0.28	$ 0.13

(1) Starting in Q2 2021 interest income on loans held at fair value is presented within net interest income. Amounts shown in Net MTM and other net gains on loans measured at fair value primarily reflect loan market value changes.

(2) Includes CRT securities and MSR-related assets.

Key items impacting results:

- Net interest income increased to $61.8 million:
  - Overall 5% increase compared to Q2
  - Loan net interest income increased 15% reflecting portfolio growth and ongoing impact of securitizations
- CECL reserve release of $9.7 million, reflecting the impact of lower balances and assumption changes
- Other income includes:
  - $38.9 million of gains recorded in connection with Lima purchase accounting and $10.0 million gains from reversal of prior period impairments
  - Continued strong loan portfolio performance
  - Lima One origination, servicing and related investment activities meaningfully contributed to consolidated MFA earnings
  - Continued successful REO liquidations
- Higher Operating and other expenses primarily reflects impact of Lima One acquisition

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Strong economic fundamentals support mortgage credit 11 18% 4.8% 0.47% 1.1mm Source: Zillow Source: NY FED Source: BLS Source: Zillow

Non - QM investments • The pace of origination remains elevated as the rates available to Non - QM borrowers became more attractive • We purchased or committed to purchase over $695 million of Non - QM loans in the third quarter of 2021, which is our highest Non - QM quarterly purchase volume since Q1 2020 • We closed on a fifth securitization of Non - QM loans on 8/16/2021 • Over 50% of our borrowing is funded with Non - MTM leverage • We expect to continue to execute programmatic securitizations should market conditions warrant, materially lowering our cost of funds Portfolio Statistics (9/30/21) WA LTV 64.4% Total UPB (in millions) $2,738.0 WA FICO 725 WA Coupon 5.58% Avg Balance $468,354 Hybrid ARM’s 50% Fixed Rate 50% 60+Days DQ 5.3% 3 - Month CPR 39% Top 2 States CA 56% FL 17% 12

Non - QM portfolio performance • Steady improvement since the initial pandemic delinquency wave • Many of our borrowers are self - employed and run small businesses • Approximately 30% of the delinquent borrowers have made a payment in the recent month • Low LTVs significantly reduce expected losses • The level of borrowers currently receiving COVID assistance has effectively dropped to zero June - 20 Sep - 20 Dec - 20 Mar - 21 June - 21 Sep - 21 Loan Count 5,947 5,656 5,405 5,442 5,390 5,846 Total UPB ($ millions) 2,501.5 2,397.2 2,294.1 2,289.8 2,363.3 2,738.0 % Current 97.2% 88.2% 89.0% 88.0% 89.5% 92.3% % 30 Days 1.0% 3.0% 3.1% 4.1% 2.7% 2.4% % 60+ Days 1.8% 8.8% 7.9% 7.9% 7.8% 5.3 % LTV 63.6% 63.6% 63.8% 63.5% 63.6% 64.4% % COVID - 19 Impact 31.5% 32.0% 31.5% 28.9% 26.0% 18.1% % Active Deferral 30.6% 0.1% — % — % — % — % % Active Forbearance 0.6% 2.2% 2.8% 0.1% 0.1% — % 13

Agency eligible investor loans • A recent letter from the FHFA and Treasury suspended the 7% cap on Fannie Mae and Freddie Mac investor loan purchases • The suspension will limit the size of this opportunity going forward • The dislocation in the market allowed us to purchase over $1 billion of loans at attractive levels • We successfully executed our first securitization of Agency eligible investor loans in October 14 Portfolio Statistics (9/30/21) WA LTV 61.9% Total UPB (in millions) $1,082.1 WA FICO 767 WA Coupon 3.40% Avg Balance $389,662 Hybrid ARM’s 0% Fixed Rate 100% 60+Days DQ 0% Top 2 States CA 42% NY 11%

RPL portfolio delinquency characteristics as of 9/30/2021 • 81% of our RPL portfolio is less than 60 days delinquent as of 9/30/2021 • On average, 29% of the 60+ days delinquent loans are making payments • Prepay speeds have steadily increased as borrowers have more opportunities to refinance • 28% of the RPL portfolio has been granted forbearance plans related to the COVID pandemic ▪ Although borrowers have received forbearance plans, many continue to make payments and are contractually current 15

MFA FINANCIAL, INC.

Performance of Non-Performing[1] loans purchased before 9/30/20

	Acquisition Year						
	2014	2015	2016	2017	2018	2019	Total
Loan Count	743	2,353	1,007	3,124	1,848	1,264	10,339
UPB Purchased (in millions)	161.3	619.6	280.2	704.7	497.3	227.3	2,490.4
Status 9/30/2021							
Performing[2]/PIF	36 %	29 %	30 %	41 %	50 %	37 %	38 %
Liquidation/REO	56 %	60 %	63 %	43 %	34 %	35 %	48 %
Non-Performing	8 %	11 %	7 %	16 %	16 %	28 %	14 %
Total	100 %	100 %	100 %	100 %	100 %	100 %	100 %

- Through diligent asset management we continue to improve outcomes for our NPL portfolio by returning loans to performing or paid-in-full status, and through other forms of resolution.
- 48% of our NPL portfolio has liquidated or reverted to REO. We continue to aggressively liquidate REO properties as the market conditions are favorable. Over the quarter, we sold almost 3 times more properties than the number of loans converted to REO.
- Measured by UPB at purchase, 38% (or approximately 4,200) of loans that were non-performing at purchase are either performing or have paid in full as of September 2021.
- 75% of MFA modified loans are either performing today or have paid in full.

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[1]Non-Performing at purchase defined as greater than or equal to 60 days delinquent
[2]Performing as of 9/30/2021 defined as less than 60 days delinquent or made a full P&I payment in September 2021

Business purpose loans – Lima One 17 • We completed the acquisitions of Lima One, a leading nationwide originator and servicer of business purpose loans (BPLs), on July 1st. • Lima One originated over $ 400 million (1) in the third quarter, a 34 % increase from the second quarter and a record quarter for the company . Fourth quarter is off to a strong start with approximately $ 170 million of originations in October . • Origination on track to exceed earlier expectations. Expect full year origination for 2021 to be between $1.4 billion and $1.5 billion. • $10.6 million of income from Lima One’s origination and servicing activities in the quarter, representing an annualized return on allocated equity of approximately 30%. • Overall integration with MFA including initiatives to improve financing of Lima’s operations and on balance sheet assets are progressing well. • Added $600 million of BPL financing facilities in the quarter to support the growth of our BPL strategy. Significantly expanded our ability to finance a broad range of BPL assets while reducing cost. • Expect to close another business purpose rental loan securitization in the fourth quarter. (1) Origination amounts are based on the maximum loan amount, which includes amounts initially funded plus any committe d, but undrawn amounts .

Business purpose loans – Rehabilitation loans • The Fix and Flip portfolio grew by $162 million to $594 million UPB at September 30, 2021. A 37% increase over second quarter 2021 • Loan acquisition activity increased significantly: • We acquired $229 million UPB ($347 million max loan amount) in the third quarter • Further, we have added over $65 million UPB (over $95 million max loan amount) so far in the fourth quarter • Average yield of 7.11% in the third quarter. A 67bp increase vs. second quarter. Portfolio Statistics (9/30/21) UPB (in millions) $594 Undrawn commitments (millions) $185 Maximum Loan Amount (millions) $780 WA ARV - LTV* 66% WA As - Is/Purch. LTV** 71% WA FICO 726 WA Loan Age (months) 14 WA Passthrough Rate 7.33% 3 mth Repayment Rate (CPR) 55% 60+ Days DQ 18% 60+ Days DQ UPB (millions) $107 * WA ARV - LTV: Weighted average after repair loan to value at origination **WA As - Is/Purch. LTV: Weighted average As - Is value or purchase value (when available) at origination 18 • 60+ day delinquency decreased $13 million to $107 million in the third quarter. 60+ day delinquency as a percentage of UPB decreased by 10% to 18% at the end of the quarter: • Active asset management, low initial LTV’s and annual national HPA of over 15% have led to acceptable outcomes. • Seriously delinquent loans continue to decline as a meaningful amount pays off in full or cures. • We have collected approximately $5.6 million in default interest and extension fees since inception across our Fix and Flip loans.

Business purpose loans – Single Family Rental Loans • The SFR portfolio continues to exhibit strong performance, delivering attractive yields and good credit performance: • Third quarter yield: 5.76% • 60+ day delinquency rate decreased 1.4% to 3.5% • Three month prepayment rate of 31% • SFR portfolio grew by 39% in the third quarter: • We acquired $251 million in the third quarter • The acquisition of Lima One has meaningfully increased the pace of SFR loan portfolio growth • Further, we have added over $70 million to date in the fourth quarter SFR Portfolio Statistics (9/30/21) UPB (millions) $717 WA LTV 70 % WA FICO 732 WA DSCR* 1.53x WA Coupon 5.91% WA Loan Age (months) 14 Hybrid ARM’s 35% 3rd Quarter Yield 5.76% 3mth Prepayment Rate (CPR) 31% 60+ Days DQ 3.5% *WA DSCR: Weighted average debt service coverage ratio 19 • We expect to close another rental loan securitization in the fourth quarter • Large portion of our SFR financing is non - mark - to - market and/or through securitization : • 54 % of SFR financing was non - mark - to - market at the end of the third quarter • 34 % of SFR financing was through securitizations at the end of the third quarter • We expect to continue to programmatically execute securitizations to efficiently finance our SFR loans

Summary • Strong third quarter 2021 results : • $ 0 . 28 EPS and 4 % book value growth • Best loan investment quarter in MFA’s history • Robust growth in loan portfolio and in net interest income • Securitization strategy execution continues • Over $ 2 billion in 2021 with several more deals expected • Lima One results now consolidated • Meaningful contribution to net income in Q 3 • Lima One loan production is at all - time high • Strong housing fundamentals have positive implications for mortgage credit and the performance of our portfolio 20

Additional Information

MFA FINANCIAL, INC.

Reconciliation of GAAP book value to Economic book value

"Economic book value" is a non-GAAP financial measure of our financial position. To calculate our Economic book value, our portfolios of Residential whole loans at carrying value are adjusted to their fair value, rather than the carrying value that is required to be reported under the GAAP accounting model applied to these loans. This adjustment is also reflected in our end of period stockholders' equity in the table below. Management considers that Economic book value provides investors with a useful supplemental measure to evaluate our financial position as it reflects the impact of fair value changes for all of our residential mortgage assets, irrespective of the accounting model applied for GAAP reporting purposes. Economic book value does not represent and should not be considered as a substitute for Stockholders' Equity, as determined in accordance with GAAP, and our calculation of this measure may not be comparable to similarly titled measures reported by other companies.

The following table provides a reconciliation of GAAP book value per common share to our non-GAAP Economic book value per common share as of the end of each quarter since Q1 2020.

(In Millions, Except Per Share Amounts)	9/30/21	6/30/21	3/31/21	12/31/20	9/30/20	6/30/20	3/31/20
GAAP Total Stockholders' Equity	$ 2,601.1	$ 2,526.5	$ 2,542.3	$ 2,524.8	$ 2,565.7	$ 2,521.1	$ 2,440.7
Preferred Stock, liquidation preference	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)	(475.0)
GAAP Stockholders' Equity for book value per common share	**$ 2,126.1**	**$ 2,051.5**	**$ 2,067.3**	**$ 2,049.8**	**$ 2,090.7**	**$ 2,046.1**	**$ 1,965.7**
Adjustments:							
Fair value adjustment to Residential whole loans, at carrying value	198.8	206.2	203.0	173.9	141.1	(25.3)	(113.5)
Stockholders' Equity including fair value adjustment to Residential whole loans, at carrying value (Economic book value)	**$ 2,324.9**	**$ 2,257.7**	**$ 2,270.3**	**$ 2,223.7**	**$ 2,231.8**	**$ 2,020.8**	**$ 1,852.2**
GAAP book value per common share	$ 4.82	$ 4.65	$ 4.63	$ 4.54	$ 4.61	$ 4.51	$ 4.34
Economic book value per common share	**$ 5.27**	**$ 5.12**	**$ 5.09**	**$ 4.92**	**$ 4.92**	**$ 4.46**	**$ 4.09**
Number of shares of common stock outstanding	440.9	440.8	446.1	451.7	453.3	453.2	453.1

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23 GAAP Economic Book value per common share as of 6/30/21 $4.65 $5.12 Net income available to common shareholders 0.28 0.28 Common stock dividends declared (0.10) (0.10) Fair value changes attributable to residential mortgage securities and MSR term notes, and other (0.01) (0.01) Change in fair value of residential whole loans reported at carrying value under GAAP — (0.02) Book value per common share as of 9/30/21 $4.82 $5.27 Book value increase reflects excess of earnings over dividends distributed

Allowance for credit losses - Loans held at carrying value • Allowance for credit losses for residential whole loans held at carrying value decreased during the quarter by $10.2 million, primarily due to lower loan balances and adjustments to certain macro - economic and loan prepayment speed assumptions used in our credit loss forecasts • Changes in credit loss allowances are recorded in periodic GAAP earnings • Ongoing CECL accounting does not impact calculation of Economic book value 24 Three Months Ended September 30, 2021 (Amounts In Thousands) Non - QM Loans Rehabilitation Loans (1) Single - family Rental Loans Seasoned Performing Loans Purchased Credit Deteriorated Loans Totals Allowance for credit losses at beginning of period $12,092 $11,604 $2,360 $57 $28,148 $54,261 Current period provision (2,403) (2,526) (670) (7) (4,020) (9,626) Write - offs — (393) (56) — (84) (533) Allowance for credit losses at end of period $9,689 $8,685 $1,634 $50 $24,044 $44,102 Implied loss rate as a percentage of UPB 59 bps 295 bps 45 bps 4 bps 357 bps 143 bps 1. In connection with purchased Rehabilitation loans at carrying value, the Company had unfunded commitments of $ 29 . 2 million, with a separately recorded liability for expected losses of $ 0 . 4 million .